Exhibit 10.1

PHOTRONICS, INC.
 2016 Equity Incentive Compensation Plan
 As Amended March 16, 2023

1. PURPOSES OF THE PLAN.

The purpose of the Plan is to (a) promote the long-term financial success of the Company and its Subsidiaries and increase stockholder value by providing Eligible Individuals with equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

Upon the Effective Date, (a) no further Awards will be granted under the Prior Plans and (b) the Prior Plans shall be terminated, except that the Prior Plans shall continue to govern awards granted thereunder prior to the Effective Date.

2. DEFINITIONS AND RULES OF CONSTRUCTION.

(a)  Definitions. For purposes of the Plan, unless otherwise specified or unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:

“Administrator” means Committee, unless there is no Committee in which case “Administrator” means the Non-Employee Directors of the Board or such other committee or person to whom it has delegated power to act on its behalf hereunder, generally or specifically.

“Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Grant, Stock-Based Award, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Unit, Performance Stock and other stock or cash award as the Administrator may establish pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved, generally or specifically, by the Administrator that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Administrator requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change of Control” means:

(i)   Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)    The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)   There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Document unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. It is intended that the power, authority and composition of the Committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NASDAQ; provided, however, that, if any Committee member is found not to have met the requirements of Section 162(m) of the Code or Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by reason of such failure.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of shares or other securities as may be applicable under Section 14.

“Company” means Photronics, Inc., a Connecticut corporation, or any successor (other than a successor in a Change of Control) to all or substantially all of the Company’s business that adopts the Plan.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Effective Date” means the date on which the Plan is adopted by the Board and approved by the stockholders.

“Eligible Individuals” means the individuals described in Section 5 (a) who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value on the date of grant or valuation of such Award as determined by the Administrator; provided, however, that with respect to an incentive stock option issued to a 10% or more stockholder, Fair Market Value means 110% of such fair market value or such other lower percentage as may be permitted by the Code and regulations promulgated thereunder.

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“NASDAQ” means the NASDAQ Stock Market, Inc.

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 8 of the Plan.

“Other Award” means any form of Award other than an Incentive Stock Option, Non-Qualified Stock Option, Stock Grant, Stock-Based Award, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Unit or Performance Stock, as the Administrator may establish and grant pursuant to Section 12.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Administrator and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means an Award granted pursuant to Section 11(a), representing the unfunded and unsecured right to receive Shares contingent upon the achievement of one or more Performance Targets, in accordance with this Plan and the applicable Award Document.

“Performance Target” means the performance measures established by the Administrator, from among the performance criteria provided in Section 7 (g), and set forth in the applicable Award Document.

“Performance Unit” means an Award granted pursuant to Section 11(b), representing the unfunded and unsecured right to receive one or more units, denominated in Shares or cash or a combination thereof, contingent upon the achievement of one or more Performance Target, in accordance with this Plan and the applicable Award Document.

“Permitted Transferees” means (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (iv) a charitable or not-for-profit organization.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof, or a “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Plan” means this 2016 Equity Incentive Compensation Plan, as amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 6 (a).

“Prior Plan” means any of the 1996 Stock Option Plan, the 1998 Stock Option Plan, the 2000 Stock Plan and the 2007 Long Term Equity Incentive Plan, in each case, as amended from time to time.

“Restricted Stock” means one or more Shares granted pursuant to Section 9 (a).

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 9 (b).

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 10.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of its board of directors or analogous governing body or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a corporation or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity

(b)          Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to Sections are to sections of the Plan.

3. ADMINISTRATION.

(a)    Administrator. The Administrator is authorized to:

(i)    administer and interpret the provisions of the Plan and adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(ii)    select the Participants from the Eligible Individuals;

(iii)   grant Awards in accordance with the Plan and determine the number of Shares subject to each Award or the cash amount payable in connection with each Award;

(iv)  determine the terms and conditions of each Award, including, without limitation, those related to term, exercise, vesting, cancellation, payment, settlement, exercisability, performance, termination of employment and, subject to Section 7 (d), a Change of Control;

(v)    subject to Sections 17 and 19 (e), amend the terms and conditions of an Award after the granting thereof;

(vi)   specify and approve the forms terms and conditions of Award Documents;

(vii)  interpret the provisions of any Award Document;

(viii) make factual determinations in connection with the administration or interpretation of the Plan;

(ix)   employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any advice, opinion or computation received therefrom;

(x)    vary the terms of Awards to take account of tax and securities law and other regulatory requirements or procure favorable tax treatment for Participants;

(xi)   correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan;

(xii)  make all other determinations and take all other actions that it deems desirable or necessary to interpret or implement properly the Plan or any Award; and

(xiii) adopt any sub-plans as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Subsidiary or Participants or to otherwise facilitate the administration of the Plan.

(b)   Determinations of Administrator Final and Binding. All determinations by the Administrator shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive for all purposes and upon all Persons.

(c)   Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Administrator may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary or desirable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Administrator may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Administrator hereunder, or (ii) pursuant to Section 17. For purposes of the Plan, reference to the Administrator shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Administrator delegates authority pursuant to this Section 3(d).

(d)  Liability of Administrator. Subject to applicable laws, rules and regulations: (i) the Administrator and its delegatees shall not be liable for any action or determination made in good faith; and (ii) the Administrator and its delegates shall be entitled to indemnification and advancement of expenses to the fullest extent provided by law. In the performance of its responsibilities with respect to the Plan, the Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other Person that the Administrator or its delegates deems necessary, and the Administrator or its delegatees shall not be liable for any action taken or not taken in reliance upon any such information and advice.

(e)   Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Administrator may alternatively be exercised by the Board.

4. CLAWBACK.

All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Agreement as the Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

5. ELIGIBILITY.

(a)   Eligible Individuals. Awards may be granted to officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries; provided, however, that only employees of the Company or a Subsidiary within the meaning of Section 422 of the Code may be granted Incentive Stock Options. The Administrator shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement or retention of Participants who are consultants, advisors and independent contractors and the service of Participants who are directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

(b)  Grants to Participants. The Administrator shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant for any reason, including without limitation the fact that such Eligible Individual received a prior Award or was previously designated as a Participant. The Administrator may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

(c)   Future Remuneration. The grant of an Award shall not obligate the Company or any Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6. SHARES SUBJECT TO THE PLAN.

(a)   Plan Limit. Subject to adjustment in accordance with Section 14, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be five million (5,000,000). Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.

(b)   Rules Applicable to Determining Shares Available for Awards. The number of Shares available for Awards at any time will be reduced by the number of Shares subject to the outstanding Awards and, by the number of Shares actually delivered prior thereto upon settlement or payment of Awards. For purposes of determining the number of Shares actually so delivered, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised, will be deemed to have been actually delivered. Shares Awards that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through issuance of consideration other than Shares (including, without limitation, cash) shall again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

(c)   Special Limits. Anything to the contrary in Section 6 (a) notwithstanding, but subject to adjustment under Section 14, the following special limits shall apply to Shares available for Awards:

(i)    the maximum number of Shares that may be issued pursuant to awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards that are payable in Shares granted under the Plan shall be five million (5,000,000) shares in the aggregate; and

(ii)    subject to the other limitations set forth herein, the maximum amount of Awards that may be awarded to any Participant in any fiscal year is 15% of the Shares measured as of the Effective Date provided however, that no Non-Employee Director may receive one or more Awards in any fiscal year in excess of 30,000 Shares.

(d)   Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the number of Shares issuable hereunder and shall not be subject to Section 6 (c).

(e)   Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Award will comply with applicable laws, rules and regulations as determined by counsel for the Company.

7. AWARDS IN GENERAL.

(a)   Types of Awards. Incentive Stock Options, Non-Qualified Stock Options, Stock Grants, Stock-Based Awards, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Stock and other stock or cash awards may be granted as the Administrator may determine. Any Award described in Sections 8 through 12 may be granted singly or in combination or tandem with any other Award, as the Administrator may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company or its Subsidiaries, including the plan of any acquired entity.

(b)   Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form and with terms and conditions approved by the Administrator, which Award Document shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, the Administrator may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Administrator any requirement to make Awards subject to uniform terms.

(c)   Termination of Employment. The Administrator shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Administrator shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

(d)   Change of Control.

(i)     The Administrator shall have full authority to determine the effect, if any, of a Change of Control (or similar events, as determined by the Administrator) on the vesting, exercisability, settlement, payment, lapse of restrictions or other terms and conditions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Administrator may, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider necessary or desirable, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Administrator; (B) making such adjustments to an Awards to reflect such Change of Control; (C) causing Awards to be assumed, or new rights to be substituted therefor, by the surviving corporation or other entity in such Change of Control; or (D) permitting or requiring Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment, if any, equal to the difference between the highest price paid for a Share in the Change of Control and the exercise or settlement price of such Award. In addition, except as otherwise specified in an Award Document (or a Participant’s written employment agreement with the Company or any Subsidiary):

(1)  any and all Options and Stock Appreciation Rights outstanding as of the effective time of the Change of Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the Participant’s termination of employment with the Company;

(2)   any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective time of the Change of Control shall lapse;

(3)   the Performance Targets with respect to all Performance Units, Performance Stock and other performance-based Awards granted pursuant to Section 7 (g) or 11 outstanding as of the effective time of the Change of Control shall be deemed to have been attained at the specified target level of performance; and

(4)   the vesting of all Awards denominated in Shares outstanding as of the effective time of the Change in Control shall be accelerated.

(ii)   Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 7 (d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 17, the Board, upon recommendation of the Administrator, may terminate, amend or modify this Section 7 (d) at any time and from time to time prior to a Change of Control.

(e)    Dividends and Dividend Equivalents. The Administrator may provide Participants with the right to receive dividends or payments equivalent to dividends with respect to an outstanding Award, which payments can either be paid currently or deferred or be deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Administrator shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

(f)     Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or disbursements for which the record date is prior to such date, except as provided in Section 14.

(g)    Performance-Based Awards.

(i)    The Administrator may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets will be comprised of specified levels of one or more of the following performance criteria as the Administrator deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; operating earnings; return on investment; earned value added expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; growth in managed assets; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; revenue before deferral, in each case determined in accordance with generally accepted accounting principles or in accordance with non-GAAP accounting historically used by the Company (subject to modifications approved by the Administrator) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator may establish Performance Targets based on other criteria as it deems appropriate.

(ii)    The Participants will be designated, and the applicable Performance Targets will be established, by the Administrator within ninety (90) days following the Administrator of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Administrator in each case that the Performance Targets and any other material conditions were satisfied.

The Administrator retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

(h)   Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Administrator, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Administrator on or after the time of grant.

(i)     Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not (i) prevent adjustments pursuant to Section 14 or (ii) apply to grants of Substitute Awards.

8. TERMS AND CONDITIONS OF OPTIONS.

(a)    General. The Administrator, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Administrator shall from time to time deem appropriate.

(b)    Exercise Price. The exercise price of an Option shall be fixed by the Administrator at the time of grant or shall be determined by a method specified by the Administrator at the time of grant. In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined so as to avoid excise or other taxes under Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value.

(c)    Term. An Option shall be effective for such term as shall be determined by the Administrator and as set forth in the Award Document relating to such Option, and the Administrator may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.

(d)   Exercise; Payment of Exercise Price. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Administrator may authorize. In accordance with the rules and procedures authorized by the Administrator for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Administrator from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

(e)   Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Administrator at the time of grant or shall be determined by a method specified by the Administrator at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

9. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)    Restricted Stock. The Administrator, in its discretion, may grant or sell Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Administrator in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

(b)   Restricted Stock Units. The Administrator, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on , vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Stock Units shall become Shares owned by the applicable Participant or, at the sole discretion of the Administrator, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

10. STOCK APPRECIATION RIGHTS.

(a)   General. The Administrator, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Administrator at the time of grant or, alternatively, shall be determined by a method specified by the Administrator at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be determined so as to not result in excise or other taxes under Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed seven (7) years.

(b)    Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of Shares as the Administrator may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

11. TERMS AND CONDITIONS OF PERFORMANCE STOCK AND PERFORMANCE UNITS.

(a)    Performance Stock. The Administrator may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of such number of Shares determined by the Administrator and granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Administrator in connection with the Award and specified in the applicable Award Document.

(b)    Performance Units. The Administrator, in its discretion, may grant Performance Units to Eligible Individuals. A Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Administrator in connection with the Award and specified in the applicable Award Document, such number of Shares or cash determined by the Administrator and based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Administrator, Performance Units shall be settled through the delivery of Shares or cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period.

12. OTHER AWARDS.

The Administrator shall have the authority to specify the terms and provisions of cash, stock or other equity-based or equity-related awards not described above that the Administrator determines to be consistent with the purpose of the Plan and the interests of the Company.

13. CERTAIN RESTRICTIONS.

(a)    Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 13 (c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Administrator may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee of the relevant participant. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the relevant Participant.

(b)    Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 13 (a). The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

(c)    Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit shall be determined under the Company’s Group Life Insurance Plan. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company’s Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Administrator) with the Company during the Participant’s lifetime. In the absence of a valid designation under the Company’s Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the Participant’s estate.

14. RECAPITALIZATION OR REORGANIZATION.

(a)    Authority of the Company and Stockholders. Neither the Plan nor any Award Documents or Awards shall affect or restrict in any way the right or power of the Company or the stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Change in Capitalization. The number and kind of Shares authorized for issuance under Section 6, including the maximum number of Shares available under the special limits provided for in Section 6 (c), may be equitably adjusted in the sole discretion of the Administrator in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise or settlement price, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Administrator in order to preserve the benefits or potential benefits intended to be made available to Participants.

15. TERM OF THE PLAN.

Unless earlier terminated pursuant to Section 17, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

16. EFFECTIVE DATE.

The Plan shall become effective on the date on which it is approved by the stockholders.

17. AMENDMENT AND TERMINATION.

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of NASDAQ and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 14 (b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company or its Subsidiaries.

18. MISCELLANEOUS.

(a)    Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment or settlement of an Award to remit to the Company, prior to payment or settlement, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by such individual or to deliver Shares then owned by the Participant, in accordance with all applicable laws and pursuant to such rules as the Administrator may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash to be paid to a Participant (whether or not made in connection with an Award) any applicable taxes required to be withheld with respect to such payments, rules and regulations.

(b)    No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary, or to interfere with or to limit in any way the right of the Company or any Subsidiary to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary or other recurrent compensation. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Administrator.

(c)    Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such Shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has been registered or qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Administrator may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under rules and regulations and rules of any exchange upon which the Shares are then listed, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)   Section 162(m) of the Code. As to any Award that constitutes or may constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan is intended to comply with the requirements of Section 162(m) of the Code to the extent necessary to result in deductibility of such compensation; provided, however, that, in the event the Administrator determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with such requirements will not be required. If any provision of the Plan would cause Awards that are intended to constitute “qualified performance-based compensation” to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(e)    Section 409A of the Code. As to any Award that constitutes or may constitute “deferred compensation” within the meaning of Section 409A of the Code, the Plan is intended to comply with the requirement of Section 409A of the Code to the extent necessary to avoid the imposition of any excise or other additional tax, accelerated taxation, interest or penalty on the compensation represented by such Award. If any provision of the Plan or an Award Document would cause an Award to be subject to additional tax, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Administrator without consent of the Participant in any manner the Administrator deems desirable or necessary. In making such modifications the Administrator shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision. Any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable cause the plan not to comply with such requirements.

(f)    Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards are granted to Participants who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Administrator may adjust the terms of such Awards to such person to (i) comply with the laws, rules and regulations of such jurisdiction and to (ii) permit the grant of such Awards not to be a taxable event to the Participants. The authority granted under the previous sentence shall include the discretion for the Administrator to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are so domiciled or resident.

(g)   Satisfaction of Obligations. Subject to applicable laws, rules and regulations, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations in connection with the Plan or otherwise.

(h)    No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(i)   Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of consideration in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Administrator may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares, cash or other forms of consideration with respect to Awards hereunder.

(j)    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect, merger, consolidation, sales of all or substantially all of the assets of the Company, or otherwise.

(k)    Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(l)    Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(m)   Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(n)   Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(o)    Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(p)   Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant, on the one hand, and the Company, on the other, shall be submitted to arbitration in the State of Connecticut under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that all disputes, controversies and claims by the Participant that are not properly submitted to such arbitration by the participant within one (1) year of the date of the events giving rise to such dispute, controversy or claim are waived, released and forfeited. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly pay or reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such arbitration (excluding any fees payable pursuant to a contingency fee arrangement).

(q)    Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

(r)    Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(i)     If to the Company – at its principal business address to the attention the Secretary.

(ii)    If to any Participant – at the last address of the Participant known to the sender at the time the notice or other communication is sent.

(iii)  In either event, notice may also be delivered via email as long as the email account is one used in the regular course of business of the Participant or Company representative.